UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2007

TEXTRON INC.

 (Exact name of Registrant as specified in its charter)

Delaware	I-5480	05-0315468
(State of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 7, 2007, Textron Inc., a Delaware corporation (“Textron”) and Marco Acquisition Sub Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Textron (“Merger Sub”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with United Industrial Corporation, a Delaware corporation (“UIC”).

Pursuant to the Merger Agreement, Merger Sub commenced a cash tender offer to acquire all of the outstanding shares (the “UIC Shares”) of UIC common stock, $1.00 par value, at a price of $81.00 per UIC Share, net to the seller in cash without interest, on the terms and subject to the conditions set forth in the Tender Offer Statement on Schedule TO (as amended) filed by Merger Sub and Textron with the Securities and Exchange Commission on October 16, 2007 (the “Offer”).

On November 14, 2007, Merger Sub completed the Offer by accepting for payment all UIC Shares validly tendered and not withdrawn prior to the expiration of the Offer at 12:00 midnight, New York City time, on Tuesday, November 13, 2007.  According to American Stock Transfer & Trust Company, the depositary for the Offer, at the expiration of the Offer, a total of approximately 10,037,504 UIC Shares were validly tendered in the offer and not withdrawn (including approximately 2,071,281 UIC Shares delivered through notices of guaranteed delivery), representing approximately 100% of the outstanding UIC Shares.  Merger Sub has accepted for payment all UIC Shares that were validly tendered during the Offer.  On November 14, 2007, Textron issued a press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the results of the Offer.

On November 20, 2007, Textron issued a press release, which is filed as Exhibit 99.2 hereto and incorporated by reference herein, announcing that Merger Sub has purchased and paid for a total of 8,417,623 UIC Shares which were tendered in the Offer, representing approximately 85% of the outstanding UIC Shares. Textron also announced that holders of 1,621,653 UIC Shares, which had been tendered in the Offer through notices of guaranteed delivery, had not delivered their UIC Shares as required on or before November 16, 2007 and, as a result, such shares have not been purchased by Merger Sub.  Accordingly, the merger of Merger Sub with and into UIC (the “Merger”) with UIC continuing as the surviving corporation and as an indirect wholly owned subsidiary of Textron, has not yet occurred.  Textron plans to complete the Merger as soon as practicable, and may, if necessary, request that UIC call a shareholder meeting so the Merger can be completed on a long form basis.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit
Number                                Description

99.1	Press Release issued by Textron Inc. dated November 14, 2007.

99.2	Press Release issued by Textron Inc. dated November 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

Date: November 20, 2007

By:	/s/ Arnold Friedman
Arnold Friedman
Vice President and Deputy General Counsel